VERTRO RELEASES NON-FINANCIAL METRICS FOR THE FIRST HALF OF Q3 2010

NEW YORK, NY, August 18, 2010 - Vertro, Inc. (NASDAQ: VTROD1) today released certain non-financial metrics from continuing operations for the first half of Q3 2010.

“As we pass the halfway point in the third quarter, we believe there is value in updating investors and other stakeholders with certain key non-financial metrics,” commented Peter Corrao, Vertro’s President and CEO.

“During our second quarter earnings call, we signaled our intention to increase our customer acquisition program to more aggressively expand our user base. We believe that the non-financial metrics we are releasing today emphasize this strategy and, based on these metrics, we continue to expect double digit sequential quarterly revenue growth for the third quarter, as well as breakeven EBITDA.

Non-financial metrics:

Total search queries[2] - ALOT Region 1 - ALOT Rest of world - Legacy products	Q2 2010 (91 Days) 250.4 million 154.7 million 87.6 million 8.1 million	7/1/10 – 8/15/10 (46 Days) 149.7 million 87.4 million 59.4 million 2.9 million
Live toolbar users[3] - ALOT Region 1 - ALOT Rest of world - Legacy toolbar	6/30/10 7.0 million 4.7 million 2.1 million 0.2 million	8/15/10 8.4 million 5.1 million 3.1 million 0.2 million
ALOT Home: absolute monthly uniques[4]	June 2010 5.7 million	July 2010 6.2 million

www.alot.com
www.vertro.com

About Vertro, Inc.
Vertro, Inc. is an Internet company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web third party content and display that content through customizable toolbar and homepage products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

1 For a period of 20 trading days from August 18, 2010, Vertro’s trading symbol on the Nasdaq Capital Market will change from “VTRO” to “VTROD.” This temporary change is to indicate that a reverse stock split has occurred
2 Source: internal statistics; ‘region one’ refers to ALOT users in the U.S., Canada, U.K., Ireland, Australia and New Zealand
3 Source: Internal statistics; live users are defined as the number of unique toolbar users active on the Internet in the last 15 days of each period
4 Source: Google Analytics “Absolute Unique Visitors” report; July 2010 is the only full month of data currently available for Q3 2010

Source: VTRO-G

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe," or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of our ability to maintain our listing on The NASDAQ Capital Market and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to comply with all NASDAQ Capital Market requirements, (2) our ability to successfully execute upon our corporate strategies, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2010 and June 30, 2010.

Alex Vlasto
VP, Marketing & Communications
646.253.0627
alex.vlasto@vertro.com